                             STANDARD OFFICE LEASE

         THIS AGREEMENT OF LEASE (the "Lease") is made as of this 4 day of Nov, 1996, by and between LAMBDIN DEVELOPMENT COMPANY, a corporation duly organized and existing under the laws of the State of Maryland ("Landlord"), as landlord, and ALCORE, INC., (the "Tenant"), as tenant.

                                  ARTICLE I

                  General Provisions: Premises, Preparation

         1.1 Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises shown on the floor plan attached as Exhibit A to this Lease consisting of Two Thousand Six (2,006) Rentable Square Feet of leased space (the "Leased Premises") located in that one (1) story office building primarily of brick and masonry construction containing Nine Thousand Six Hundred Fifteen (9,615) square feet of Total Rentable Space, known as 1250 Brass Mill Road, Suite 5 (the "Buildings") located on the property containing approximately 1.292 acres, more or less, and more particularly shown on a plat entitled "Final Plat Thirteen - Riverside Business Park", recorded among the Land Records of Harford County in Liber 54, folio 62, the improvements to which are known as 1250 Brass Mill Road, Belcamp, MD 21017 (collectively the Building and the foregoing are referred to as the "Property") together with necessary access, parking and utility easements to serve the Leased Premises, upon the terms and conditions stated in this Lease. The Leased Premises is one of several suites to be leased in the Building and includes the Interior Common Area.

         1.2 Defined Terms and Lease Summary. The following are definitions of terms used in this Lease, and not otherwise or elsewhere defined, and a summary of the basic economic terms of the tenancy created hereunder:

             (a) Additional Rent. See Section 3.8.

             (b) Advance Rent. $2,006.00 (See Section 3.9)

             (c) Base Rent. $18,976.76 per year during the first twelve (12) full calendar months of the lease and thereafter the Base Rent due shall be pursuant to Exhibit C (See Secton 3.1).

             (d) Building Expenses. See Section 3.4.

             (e) Commencement Date. See Section 2.1.

             (f) Common Area or Common Areas. Means all areas within the Building or within the Property reserved by the Landlord for the common, non-exclusive use of the tenants and their invitees, including, but not limited to, the entrance areas to the Building, the parking areas, areas reserved for motor vehicle traffic for means of ingress and egress to, from and within the Property, all landscaped areas and such other areas as may be designated by the Landlord. The Landlord reserves the right to change any part or all of the common areas, to relocate the same, provided that in making such change, the Landlord does not materially, adversely affect the Tenant's use and enjoyment of the Leased Premises.

             (g) Completion Date. See Section 15.4(a)

             (h) Expense Pass-Through. Tenants shall pay as Additional Rent Tenant's Proportionate Share of the Impositions (see Section 3.2), the Utility Cost (See Section 3.3), Building Expenses (see Section 3.4) and casualty, public liability and workmen's compensation insurance for the Building (see Section
10.1 and 10.3).

             (i) Estimated Expense Pass-Through. See Section 3.10.

             (j) Estimated Utility Cost. See Section 3.3.

             (k) Expiration Date. The date which is one (1) year from the Commencement Date (see Section 2.1). If this Lease is canceled or terminated prior to the originally fixed expiration date, then the expiration date shall be the date on which this Lease is so canceled or terminated. However, if this Lease is canceled or terminated prior to the originally fixed expiration date by reason of Tenant's default, Tenant's liability under the provisions of this Lease shall continue until the date the term of this Lease would have expired had the cancellation or termination not occurred, as further provided in
Article XIII below.

             (l) Impositions. See Section 3.2.

             (n) Interior Common Area. Means the area within the Building commonly used by the tenants of Suites 4 and 5, including the common entrance way, hallway, bathrooms and kitchenette. The Interior Common Area is 319 square feet, as shown on Exhibit A. (See Section 3.1.)

             (m) Insurance Requirements. This means the applicable provisions of any casualty or liability insurance policy carried by Landlord or Tenant covering the Leased Premises, the Property, or any part of either; all requirements of the issuer of any such policy; and the applicable regulations and other requirements of the National Board of Fire Underwriters, any applicable local board of fire underwriters, and any other body exercising a similar function.

             (o) Landlord's Agents. This means Landlord's managing member, employees, servants, licensees, assignees, contractors, representatives, heirs, successors, legatees and devisees.

             (p) Legal Requirements. This means all applicable laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state, county or municipal governments or the departments, commissions, boards and officers thereof.

             (q) Mortgage. This means any mortgage, deed to secure debt, trust indenture, or deed of trust which may now or later encumber or be a lien upon the Leased Premises or the Property, and any agreements, renewals, modifications, consolidations, replacements and extensions set forth therein or to any instrument referred to in this section.


             (r) Mortgagee. This means the holder of any Mortgage.

             (s) Notice Addresses. (See also Section 15.8).

                 Landlord's Notice Address:

                 Lambdin Development Company
                 P.O. Box 676
                 Bel Air, MD 21014-0676

                 Landlord's Notice Copy Address:




                 Tenant's Notice Address:

                 Alcore, Inc.
                 Suite 5
                 1250 Brass Mill Road
                 Belcamp, MD 21017

                 Tenant Notice Copy Address:



             (t) Person. This means an individual, fiduciary, estate, trust, partnership, firm, association, corporation, or other organization, or a government or governmental authority.

             (u) Repair. This includes the words "replacement and restoration", "replace and restore" or "replace or restore", as the case may be.

             (v) Review Date. See Section 10.4.

             (w) Security Deposit. $2006.00.

             (x) Tenant's Proportionate Share. 21% (calculated by dividing the area of the Leased Premises by the Total Rentable Space in the Building - see Sections 2.2, 3.2, 3.3, 3.4, 3.10, 10.1 and 10.3).

             (y) Tenant's Agents. This includes Tenant's representatives, officers, stockholders, directors, employees, servants, licensees, tenants, subtenants, assignees, contractors, heirs, successors, legatees and devisees.

             (z) Term. See Section 2.1(a).

             (aa) Total Rentable Space. Means the gross square foot area of the Building. The Total Rentable Space is 9,615 square feet.

             (bb) Utility Cost. See Section 3.3.


                                  ARTICLE II

                                  Lease Term

         2.1 Term.

             (a) The term of this Lease shall begin on the Commencement Date and shall end on the Expiration Date, unless sooner terminated as provided in this Lease (such term as it may be extended pursuant to this Lease being called the "Term").

             (b) "Commencement Date" shall be the date specified in Landlord's notice to Tenant that Tenant may take possession of the Leased Premises. Not withstanding above, Lease shall commence 12/1/96 and tenant may take possession at signing of Lease.

         Upon the request of either Landlord or Tenant, the other party shall execute a written agreement, in recordable form if requested, acknowledging the Commencement Date of the Term, and the Expiration Date.

         2.2 Renewal Option.

             (a) Provided that this Lease shall be in good standing and in full force and effect and shall not theretofore have been terminated and that Tenant shall not be or have been within six (6) months of the expiration of the then current term of this Lease in default under any of these terms or conditions of this Lease, Tenant shall have the option to renew this Lease for one (1) additional consecutive term of four (4) years, by notifying Landlord in writing, sent by certified mail, to the Notice Address of Landlord, of Tenant's election not fewer than one hundred eighty (180) days before the expiration of the then current term of this Lease.

             (b) The renewal shall be on the same terms and conditions set forth in this Lease, except as follows:

                 (i)  the terms of any further renewals shall be governed by
Section 2.2(a) above, as reduced by the exercise and expiration of any renewal options thereunder, and

                 (ii) the Base Rent for the initial year of the applicable renewal period shall be the Base Rent as determined in accordance with Exhibit
C. The Base Rent for each year after the initial year of the applicable renewal period shall be increased in accordance with Exhibit C hereof.

                                 ARTICLE III

                                     Rent

         3.1 Annual Base Rent. Beginning on the Commencement Date, or on the first day of the month next following if the Commencement Date falls on other than the first day of a month, Tenant shall pay to Landlord annual Base Rent of $18,976.76 (the "Base Rent", as modified from time to time and as set forth in

Exhibit C) payable to Landlord in equal monthly installments at the rate of $1,581.40 per month, without demand or set-off, in legal tender, and in advance on the first day of each of the first (1st) twelve (12) calendar months during the Term. Thereafter, the annual and monthly rates for each succeeding twelve
(12) calendar month period during the initial three (3) year term of this Agreement and any renewal periods shall be in accordance with Exhibit C. If the Commencement Date shall fall on a day other than the first day of a calendar month, the Tenant shall pay to Landlord together with the first monthly payment, Rent for the month in which the Commencement Date shall occur, calculated by prorating the monthly Rent payment from the Commencement Date through the end of the first partial calendar month of the initial term of this Lease. Tenant shall make all rental payments to Landlord's notice address as specified in Section 1.2(s) hereof or to such other address as may be designated by Landlord. In addition to Base Rent, Tenant shall pay Rent and Additional Rent on their share of the Interior Common Area calculated at the same rent per square foot for the Leased Premises. Suite 5 share is 161 square feet (50.5% of 319 square feet) and is included in the Rentable Square Feet.

         3.2 Impositions. Tenant shall pay monthly as Additional Rent, Tenant's Proportionate Share of the Expense Pass-Through which shall include annual real estate or other taxes and special assessments imposed on or with respect to the Property and the Building of which the Leased Premises are a part (including, without limitation, front foot or benefit assessments for sewerage, water, stormwater management, or paving and any Rent or occupancy tax which may be imposed) (collectively the "Impositions"). All reasonable expenses incurred by Landlord (including reasonable attorneys' fees and costs) in contesting any increase in taxes or any increase in the assessment of Impositions shall be included as an item of taxes for the purpose of computing Additional Rent due hereunder. Tenant shall not be obligated to pay its share of any installment of any special assessment levied or assessed during the Term but not due until after termination of this Lease. It is agreed that Tenant's Proportionate
Share of the above shall remain fixed during the Term of the Lease in accordance with Exhibit C.

         3.3 Utilities. Tenant shall be responsible for the cost of all utilities provided to the Leased Premises including, but not limited to electric service, heating and air conditioning, and Tenant's Proportionate Share of the cost of any computerized or mechanical energy management system installed to control, monitor and minimize utility usage in the Building (the "Utility Cost"). Those utilities for which separate meters are provided shall be billed directly to the Tenant by the entity providing the utility service. With respect to those utilities which are not separately metered, Tenant shall pay Tenant's Proportionate Share of such Utility Cost, the Landlord will, at the beginning of each calendar year, deliver to Tenant a good faith estmate of the Utility Cost which will be due during that year (the "Estimated Utility Cost"). Tenant agrees to pay one-twelfth (1/12) of the Estimated Utility Cost to Landlord as Additional Rent which shall be due at the same time and in the same manner as the Rent pursuant to Section 3.1. As soon as practicable each year and for that portion of the calendar year prior to the Expiration Date, Landlord shall deliver to Tenant a statement of the actual Utility Cost due from Tenant for the relevant period. If the amount of the Estimated Utility Cost paid by Tenant exceeds the amount of the actual utility cost, Tenant shall be given a credit for such amount against the Rent next becoming due under the terms of this Lease; provided, however, that upon termination of the Lease such excess Estimated Utility Cost paid by Tenant shall be rebated to the Tenant within thirty (30) days of the date the statement of the actual Utility Cost is delivered for such calendar year. If the amount of the Estimated Utility Cost is less than the amount of the actual Utility Cost, Tenant agrees to pay same to Landlord, within thirty (30) days after receipt of a statement therefor, the full amount of such difference. Tenant agrees to accept as final and determinative the amount and computation shown on the statement, unless Tenant, within fifteen (15) days after receipt thereof, notifies Landlord in writing of any claimed error therein, or requests in writng for Landlord to verify and detail the amounts of the Utility Costs on the statements. The Landlord shall provide such verification and detail to the extent such information is available to the Landlord without undue cost. In any event, the dispute in regard to computation of the correct charge to Tenant for the Utility Cost shall not be a reason or serve as a basis for Tenant to withhold any payments of Rent, Additional Rent or other charges and sums owed by Tenant to Landlord under the terms of this Lease.

         3.4 Building Expenses. Included in the Expense Pass-Through of which Tenant shall pay Tenant's Proportionate Share as Additional Rent are Building Expenses. The Landlord will, at the beginning of each calendar year, deliver to Tenant a good faith estimate of Tenant's Proportionate Share of the Building Expenses which will be due during that year (the "Estmated Building Expenses"). Landlord agrees that except for snow removal, common area gas and electric, water & sewer, and taxes, the Building Expenses shall not increase by more than ten percent (10%) per year. Tenant agrees to pay one-twelfth (1/12) of the Estimated Building Expenses to Landlord as Additional Rent which shall be due at the same time and in the same manner as the Rent pursuant to Section 3.1. As soon as practicable each year and for that portion of the calendar year prior to the Expiration Date, Landlord shall deliver to Tenant a statement of the actual Building Expenses due from Tenant for the relevant period. If the amount of the Estmated Building Expenses paid by Tenant exceeds the amount of the actual Building Expenses, Tenant shall be given a credit for such amount against the Rent next becoming due under the terms of this Lease; provided, however, that upon termination of the Lease such excess Estimated Building Expenses paid by Tenant shall be rebated to the Tenant within thirty (30) days of the date the statement of the actual Building Expenses is delivered for such calendar year. If the amount of the Estimated Building Expenses is less than the amount of the actual Building Expenses, Tenant agrees to pay same to Landlord, within thirty (30) days after receipt of a statement therefor, the full amount of such difference. Tenant agrees to accept as final and determinative the amount and computation shown on the statement, unless Tenant, within fifteen (15) days after receipt thereof, notifies Landlord in writing of any claimed error therein, or requests in writing for Landlord to verify and detail the amounts of the Building Expenses on the statements. The
Landlord shall provide such verification and detail to the extent such information is available to the Landlord without undue cost. In any event, the dispute in regard to computation of the correct charge to Tenant for the Building Expenses shall not be a reason or serve as a basis for Tenant to withhold any payments of Rent, Additional Rent or other charges and sums owed by Tenant to Landlord under the terms of this Lease. Building Expenses shall be those reasonable expenses paid or incurred (determined on an accrual basis under generally accepted accounting principles) by Landlord in connection with maintaining, operating and repairing the Property, including without limitation, all costs and expenses of the following (net of reimbursement under insurance policies, warranties, or similar contractual arrangements):

         (a) common area janitorial, including, but not limited to sweeping the parking lots and sidewalks, collecting debris, and maintaining the appearance of the Building and the Property;

         (b) trash removal, including, but not limited to garbage and recycling material, but excluding Tenant's obligation to remove trash from Tenant's Leased Premises and deposit same in Landlord's common receptacle and to make separate arrangements for removal of specialty waste such as medical waste;

         (c) mowing and landscaping, including, but not limited to landscaping of all common areas;

         (d) snow removal;

         (e) service, repairs and maintenance, including, but not limited to operating, decorating, cleaning, repairing and painting the Building and the Property, and maintenance of mechanical, plumbing and electrical equipment and systems, including heating, ventilating and air conditioning equipment;

         (f) supplies and materials, including, but not limited to sales or use taxes on supplies or services;

         (g) common area gas and electric, including, but not limited to utilities used or consumed at the Building or on the Property which are not separately metered to other tenants and which are not already included in Tenant's Utility Costs and the leasing of pole lights;

         (h) water and sewer used or consumed at the Building or on the Property which are not separately metered to other tenants and which are not already included in Tenant's Utility Costs;

         (i) legal and accounting fees and expenses;

         (j) Business Park Fee, including stormwater management assessments;

         (k) reserves, including, but not limited to maintenance, repair and replacement of roof, gutters, parking lot, sidewalks, and other common areas;

         (l) miscellaneous, including all other items which would be considered as procured or incurred in maintaining, operating, or repairing the Building or the Property under sound management and accounting principles;

         (m) management fee, including wages, salaries and compensation for all persons engaged in the maintenance, operation or repair of the Building and the Property (including Landlord's share of all payroll taxes).

         (n) It is agreed that Tenant's Proportionate Share of the above shall remain fixed during the Term of the Lease in accordance with Exhibit C.


         3.5 Security Deposit. Tenant shall pay to Landlord upon the execution of this Lease the amount of $2006.00 as a security deposit for the faithful performance by Tenant of all the terms and covenants of this Lease. If Tenant shall perform all such obligations, including, but not limited to, the obligations set forth in Article VIII hereafter, Landlord shall refund the security deposit to Tenant within forty-five (45) days of the end of the Term. If Tenant shall default in any such obligation, Landlord shall be entitled to apply the security deposit to payment of Landlord's actual monetary damages.

         3.6 Late Charge. In the event any installment of Rent or Additional Rent, or any sums otherwise due Landlord hereunder, shall be past due for more than ten (10) days, Tenant shall pay to Landlord as Additional Rent a sum equal to eight percent (8%) of the installment or amount due to cover Landlord's cost for the collection and the loss of income.

         3.7 Late Payments. All payments of Rent, Additional Rent and all other sums due under this Lease, if not paid within ten (10) days of when due, shall, in addition to the late payment charge, bear interest at the rate of fifteen percent (15%) per annum from the due date until paid.

         3.8 Additional Rent. All Impositions, charges, costs and expenses which the Tenant is required to pay hereunder, together with all interest and penalties (including but not limited to a $50.00 assessment for any check returned for non-sufficient funds) that may accrue thereon in the event of the Tenant's failure to pay such amounts, and all damages, costs, and expenses which the Landlord may incur by reason of any default of the Tenant or failure on the Tenant's part to comply with the terms of this Lease, shall be deemed to be Additional Rent ("Additional Rent") and, in the event of non-payment by the Tenant, the Landlord shall have all the rights and remedies with respect thereto as the Landlord has for the nonpayment of the Rent. Tenant's obligation to pay any Additional Rent occurring during the term of this Lease pursuant to the terms of the Lease shall survive the expiration of this Lease.

         3.9 Advance Rent. Tenant shall pay upon the execution of this Lease the amount set forth in Section 1.2(b) to be held as advance rent and security (the "Advance Rent") to be retained by Landlord, without limitation of other remedies, to offset Landlord's costs in preparing and negotiating this Lease and to protect Landlord against any defaults of this Lease by Tenant occurring prior to the commencement of the Term. If no such defaults occur, the Advance Rent shall be applied by Landlord against the first monthly installments of Rent payable by Tenant.

         3.10 Expense Pass-Through. During each year of the Term of this Lease or any renewals or extensions hereof, Tenant shall pay to Landlord as Additional Rent "Tenant's Proportionate Share" as defined in Section 1(x) of all Expense Pass-Throughs. Expense Pass-Throughs shall consist of the Impositions described in Section 3.2, the Utility Costs described in Secton 3.3, the Building Expenses described in Section 3.4 and the Casualty, Public Liability and Workmen's Compensation Insurance described in Section 10.1 and 10.3. At the beginning of each calendar year, Landlord shall deliver to Tenant a good faith estimate of the amount of the Expense Pass-Through which will be charged to and payable by Tenant during that year (the "Estimated Expenses Pass-Through"). Except with respect to Impositions which shall be paid as provided in Section 3.2 and Casualty, Public Liability and Workmen's Compensation Insurance which shall be paid as provided in Section 10.1 and 10.3, unless otherwise notified by Landlord that such expenses will be collected monthly, Tenant agrees to pay to Landlord monthly one-twelfth (1/12) of the Estimated Expenses Pass-Through as Additional Rent which shall be due at the same time and in the same manner as the Rent provided for in Section 3.1. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall have an accountng of the Expense Pass-Through prepared for such year, and shall deliver the same to Tenant. If the amount of the Estimated Pass-Through exceeds the amount of the actual Expense Pass-Through, Tenant shall be given a credit for such amount against the Base Rent and/or Additional Rent next becoming due under the terms of this Lease; provided, however, that upon termination of this Lease such excess Estimated Expense Pass-Through shall be rebated to the Tenant within thirty (30) days of the date the statement of the actual Expense Pass-Through is delivered for such calendar year. If the amount of the Estimated Expense Pass-Through is less than the amount of the actual Expense Pass-Through, Tenant agrees to pay the same to Landlord within thirty (30) days after receipt of such statement. Tenant agrees to accept as final and determinative the amount and computation shown on such statement, unless Tenant, within thirty (30) days after receipt thereof, notifies Landlord in writing of any claimed error therein, or requests in writing for Landlord to verify and detail the amounts of the Expense Pass-Through on the statement. The Landlord shall provide such verification and detail to the extent such information is available to the Landlord without undue cost. During such thirty (30) day period, Tenant may have its own accountant, at Tenant's cost, review the invoices and other document supporting the Expense Pass-Through. In the event that Tenant notifies Landlord of any claimed error within such thirty (30) day period, if the parties cannot agree on the appropriate amount, then such issue shall be determined by a court of competent jurisdiction. In no event shall Tenant offset or deduct any amount in dispute against other sums due Landlord herein. It is agreed that Tenant's Proportionate Share of the above shall remain fixed during the Term of the Lease in accordance with Exhibit C.

                                  ARTICLE IV

                                  Occupancy

         4.1 Quiet Enjoyment. Upon payment of the Base Rent, Additional Rent and all other sums due Landlord hereunder, as required under this Lease and performance by Tenant of all of the covenants and provisions of this Lease to be performed by Tenant, Tenant shall have, during the Term, peaceful and quiet use and possession of the Leased Premises, without hindrance on the part of the Landlord or any of Landlord's Agents. Tenant acknowledges that Landlord will be making alterations, additions or improvements for other tenants and Tenant agrees that the noise and inconvenience of such activity or of any other tenant shall not consititute a breach of Landlord's convenant of quiet enjoyment.

         4.2 Use of Premises. Tenant may use the Leased Premises only for the following purposes: General Office.

         4.3 Compliance with Law. Tenant shall at all times during the Term, at its own expense, conform to and comply with all Legal Requirements and Insurance Requirements now or hereafter in force, affecting the use or occupancy of all or any part of the Leased Premises. At all times during the Term and for any period that Tenant enters the Leased Premises prior to the Commencement Date to make its installations, Tenant hereby indemnifies Landlord against and agrees to save Landlord harmless from all expenses, liability, and penalty, imposed or incurred for or because of any violation of any Legal Requirement occasioned by the negligent act or omission, or willful act of Tenant's Agents, Tenant, its customers, clients, visitors or invitees, independent contractors, or any person on the Leased Premises by permission or holding under Tenant unless such violation results solely from a negligent act or omission on the part of Landlord or Landlord Agents. Following notice to Landlord, Tenant, by appropriate proceedings conducted with due diligence at Tenant's expense and in Tenant's name, may contest in good faith the validity or enforcement of any applicable Legal Requirement provided that Landlord is not subjected to any fine or penalty. At Tenant's request and at Tenant's expense, Landlord shall assist Tenant to the extent reasonable and practicable in contesting the validity of any such Legal Requirement.

         4.4 Conduct on Premises.

             (a) Tenant shall not do, or permit anything to be done, in the Leased Premises, which will in any way (i) increase the rate of fire or other insurance on the Building or Property, (ii) invalidate or conflict with the fire or other insurance policies on the Property or Building and fixtures or other property kept therein, (iii) obstruct or interfere with the rights of Landlord or of other tenants, (iv) subject Landlord to any liability for injury to persons or damage to property, or (v) interfere with normal operations of the Building. Any increase of fire or other insurance premiums on the Property or Building or contents thereof caused solely by the occupancy of Tenant and any expense incurred solely in consequence of negligence or the willful action of Tenant, Tenant's Agents, or invitees shall be payable upon demand as Additional Rent. In addition, Tenant shall pay as Additional Rent its pro rata portion of any increase of any such fire insurance premiums or expenses incurred due in part to occupancy of Tenant or in consequence of negligence or the willful action of Tenant, Tenant's Agents or invitees.

             (b) Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot area which the floor was designated to carry and which may be allowed by law. Landlord reserves the right to prescribe the weight and position of all safes or other heavy equipment, and to prescribe the reinforcing necessary, if any, which in the opinion of Landlord's architects or engineers may be required under the circumstances, such reinforcing to be at Tenant's expense. Business or other machines and mechanical equipment, if approved by Landlord in writing, shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise or other adverse condition. Tenant, at its expense, shall take such steps as Landlord may direct to remedy any such adverse condition. So long as the Leased Premises are developed in accordance with the Tenant's Plans set forth on Exhibit B hereto, Landlord finds such development to be in accordance with the requirements of this Subsection 4.4(b).

             (c) There shall be no allowance to Tenant for a diminution of rental value, no abatement of Base Rent, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions or improvements in or to any portion of the Building and the Property or Leased Premises, or in or to the fixtures, appurtenances or equipment thereof, and no liability upon Landlord for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building or of the Leased Premises, or in or to the fixtures, appurtenances or equipment thereof; provided, however, that the Landlord will make all reasonable efforts not to interfere with Tenant's use or enjoyment of the Premises. Nothing herein precludes Tenant from pursuing any remedies which it might have against persons other than Landlord, any partner in Landlord or any affiliate of any such person.

         4.5 Property - Loss Damage. Landlord shall not be liable for damage to property placed in the custody of its employees, nor for the loss of any property by theft or otherwise unless caused by the gross negligence or willful misconduct of Landlord or Landlord's Agents. Landlord shall not be liable for damage or injury to persons or property unless caused by the gross negligence or willful misconduct of Landlord or Landlord's Agents.

         4.6 Regulations. Tenant agrees to be bound by all reasonable rules and regulations, including regulations designed to achieve a uniform exterior appearance, which may be attached hereto as an exhibit or which may be established in the future by Landlord in order to maintain the attractive appearance and business demeanor of the Building and Property.

         4.7 Services. Landlord reserves the right to stop service of the heating, air conditioning, plumbing and electric systems, when reasonably necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements which in the judgment of Landlord are desirable or necessary to be made, until such repairs, alterations, replacements or improvements shall have been completed. Landlord shall give notice to Tenant of the dates and times Landlord intends to stop building services for planned repairs, alterations, replacements or improvements, at least two (2) days in advance, unless an emergency exists. In performing such activities, the Landlord shall use its best efforts, to minimize any interference with the operations of Tenant. Landlord shall have no responsibility or liability for failure to supply heat, air conditioning, plumbing, cleaning, or electric service when prevented from so doing by any cause beyond Landlord's control.

                                  ARTICLE V

                                  Transfers

         5.1 Assignment and Subletting. The Tenant shall not assign, let or sublet, nor use or permit to be used the Leased Premises for any purpose other than that mentioned in Section 4.2, without the prior written consent of Landlord, which consent may be withheld in the sole and absolute subjective discretion of the Landlord. If so assigned, let or sublet, used or permitted to be used without Landlord's prior written consent, Landlord may re-enter and re-let the Leased Premises and this Lease by reason of such unauthorized act shall become null and void at Landlord's election. If so assigned, let or sublet, Landlord shall have a lien upon and shall be empowered to collect any rent accruing from a subtenant or assignee and apply the amount collected to the rents herein reserved. No assignment of this Lease shall be effectuated by operation of law or otherwise without the prior written consent of the Landlord. For purposes of this Lease the transfer of fifty percent (50%) or more of the ownership interest of Tenant to any persons or entities that are not owners or stockholders of Tenant on the date of execution of this Lease shall be deemed to be a prohibited assignment of this Lease under this section.

         5.2 Tenant Not Released. Subletting or assignment shall not relieve Tenant of its obligations to Landlord under this Lease.

                                  ARTICLE VI

                                   Parking

         Subject to such reasonable rules, regulations, or conditions as Landlord may impose, Tenant shall be entitled to the non-exclusive use in common with others of automobile parking areas, driveways, access roads, footways, and loading facilities as may be constructed by Landlord for the common use by other tenants of the

Building. Although Landlord does not currently anticipate doing so, Landlord shall have the right, at its option, to allocate among tenants, reserve or mark parking spaces at the Property to assist the orderly control of parking; provided, however, that Landlord shall not reduce the number of spaces at the Property below that then required by applicable zoning requirements. In the event that the Landlord determines that there is insufficient parking on the Property for the convenience of business invitees of tenants, the Landlord may prohibit employees of all tenants from parking thereon to the extent necessary to provide convenient parking for business invitees.

                                 ARTICLE VII

                         Maintenance and Alterations

         7.1 Maintenance and Repair. Tenant, at its sole cost and expense, at all times during the Term, shall maintain and keep the Leased Premises in an orderly condition and in a good state of repair, except for structural repairs and repairs caused by Landlord's negligence, which shall be performed by Landlord at the Landlord's own expense. Tenant, at all times during the Term, shall maintain, clean and keep the Interior Common Area in an orderly condition and in a good state of repair, including furnishing supplies. The costs associated with the Interior Common Area shall be shared on a pro rata basis with other tenants who may use this space.

         7.2 Alterations by Tenant. Tenant, without the prior written consent of Landlord, shall not make any additions, alterations or changes to the Leased Premises; provided, however, that Tenant need not obtain such consent to make minor, nonstructural alterations which are readily removable or correctable.

         7.3 Alterations by Landlord. Landlord reserves the right to make changes or revisions in the layout of the Building and the Property to modify the leasable area and to construct additional buildings or to expand the Building or the Property; provided, however, that Landlord shall use its best efforts, to minimize any interference with the operations of Tenant or access to the Leased Premises, and provided further that Landlord shall give Tenant reasonable prior written notice of any planned alterations to be made by the Landlord. Landlord agrees that it will not make any material alterations or revisions in the Leased Premises without Tenant's prior written consent, which consent shall not be unreasonably withheld.

                                 ARTICLE VIII

                         Surrender of Leased Premises

         8.1 Surrender. Upon termination of the Term, or any earlier termination of this Lease, Tenant shall surrender to Landlord the Leased Premises, including all alterations, improvements and other additions except as set forth in Section 8.2, in the same conditions as at the beginning of the tenancy, reasonable wear and tear excepted and subject to such additions, alterations and changes as are permitted by Section 7.2. In the event Tenant fails to surrender the Leased Premises to Landlord upon termination of the Term, Tenant shall pay Landlord two
(2) times the Base Rent paid during the last full calendar month of the Lease.

         8.2 Tenant Equipment Excepted.

         (a) If Tenant is not in default under this Lease, Tenant shall be entitled to (or, at Landlords request, must) remove from the Leased Premises at the end of the Term Tenant's office, trade and manufacturing fixtures, furniture, equipment and signs, which Tenant has installed on the Leased Premises prior to or during the Term at the cost of Tenant and which are not an integral part or necessary to the operation of the Leased Premises, as are plumbing, heating, ventilating, air conditioning and other similar equipment. Tenant shall at its own cost and expense repair any and all damage to the Leased Premises resulting from or caused by such removal, and shall restore the Leased Premises to good order and condition, reasonable wear and tear excepted. Tenant shall have five (5) business days after termination of this Lease for any reason whatsoever to effect such removal, repair and restoration, except that no such fixtures or equipment placed on or in the Leased Premises by Tenant, and which remain the property of Tenant, may be removed at a time when Tenant is in default in payment of Rent or any other money payable hereunder, or in the performance of any other covenant under this Lease.

         (b) If Tenant shall not remove all its personal property from the Leased Premises within five (5) business days of the termination of this Lease,

Landlord may remove all or part of that property in any manner Landlord deems appropriate and may store the same without liability of Landlord for its loss or damage. Tenant shall be liable to Landlord for all expenses incurred in the removal and storage of Tenant's personal property. If such removal and storage does not appear to be economically reasonable to Landlord or if Landlord has reason to suspect that Tenant is not in an economic position to pay for the cost of such removal and storage, Landlord may, at Landlord's option, retain any such fixtures and equipment and offset the fair market value of such equipment, as appraised by an M.A.I. appraiser selected by Landlord, against any sums Tenant owes Landlord. The determination of such appraiser as to the fair market value of any such equipment and fixtures shall be finally binding on both Landlord and Tenant.

                                  ARTICLE IX

                               Mechanic's Liens

         Prior to approving any construction on the Leased Premises by Tenant, Landlord shall have the right to require Tenant to furnish such assurances against mechanic's liens as may be reasonable, including, but not limited to, that Tenant produce waivers of rights to claim liens signed by all contractors, subcontractors and suppliers and/or that Tenant produce, performance and payment bonds before commencing construction, and as construction progresses and is completed, Tenant shall produce affidavits executed by Tenant, Tenant's contractors or architect, that all labor and materials heretofore furnished have been paid in full.

                                  ARTICLE X

                           Insurance and Indemnity

         10.1 Casualty Insurance.

         (a) Beginning on the date of this Lease and continuing during the entire Term, Landlord shall keep the Building and the Leased Premises insured against loss or damage by fire, vandalism and other casualty to the extent now or hereafter covered under standard full replacement cost extended coverage provided, however, that Tenant shall pay, as Additional Rent, Tenant's Proportionate Share of the cost of such insurance monthly. It is agreed that Tentant's Proportionate Share of the above shall remain fixed during the Term of the Lease in accordance with Exhibit C.

         (b) Tenant shall at all times during the Term maintain at its own cost and expense casualty insurance against loss, damage, or destruction to all signs, trade fixtures, improvements, equipment, furniture and other installations and all personal property installed or maintained by Tenant on the Leased Premises, and shall, upon Landlord's request, provide Landlord with certificates of insurance evidencing that such policies are in force or copies of such policies. All required insurance shall be with insurers approved by Landlord which approval shall not be unreasonably withheld or delayed. All policies shall name Landlord and Tenant as beneficiary as their respective interests may appear and shall provide that notwithstanding any act or negligence of Tenant which might otherwise result in a forfeiture, such policies shall not be canceled without at least thirty (30) days prior written notice to Landlord.

         10.2 Indemnity.

         (a) At all times after Tenant takes possession of the Leased Premises and for any period that Tenant enters the Leased Premises prior to the Commencement Date to make its installations and improvements, Tenant shall protect, indemnify, and save and hold the Landlord harmless of, from and against any and all actions, liabilities, damages, costs, expenses, fees, demands or claims of any nature whatsoever arising from (i) any work or thing done in or about the Leased Premises, and the improvements now or hereafter constructed therein, or any part thereof, by Tenant or its agents or employees or contractors hired by Tenant, (ii) injury to or death of any persons or damage to property on the Leased Premises, and (iii) any negligent act or omission on the part of the Tenant, or its employees or invitees or contractors arising out of the occupancy or use of the Leased Premises, except that Tenant shall not be required to save and hold Landlord harmless or to indemnify Landlord if the injury or loss is due solely to the negligence of the Landlord or Landlord's Agents.

         (b) The Tenant covenants and agrees that all furniture, fixtures and property of every kind, nature and description which may be in or upon the Leased Premises or Building or Property during the Term of this Lease or any extension thereof, shall be at the sole risk and hazard of the Tenant, and if the whole or any part thereof shall be damaged, destroyed, stolen or removed for any cause whatsoever, no part of said damage or loss shall be charged or borne by the Landlord except said loss occasioned solely by the negligence of the Landlord or Landlord's Agents.

         10.3 Public Liability Insurance.

         (a) During all periods of construction or reconstruction work performed by Tenant on the Leased Premises, Tenant, at its own expense, shall keep in force, by advance payments or premiums, workmen's compensation and builder's risk insurance providing such coverage as is reasonably acceptable to Landlord's Agents, which approval shall not be unreasonably withheld or delayed.

         (b) Beginning on the Commencement Date or prior thereto upon Tenant's entry into the Leased Premises and continuing during the entire Term, Tenant, at Tenant's expense, shall keep in force, by advance payments of premiums, public liability insurance in an amount of not less than one million dollars ($1,000,000) per occurrence for personal injury or death and not less than five hundred thousand dollars ($500,000) for damage to property, insuring against any liability that may accrue on account of any occurrences in or about the Leased Premises or in consequence of Tenant's occupancy of the Leased Premises. Such insurance shall protect and indemnify not only against any and all such liability, but also against all loss, expense and damage of any and every sort and kind, including costs of investigation and attorneys fees and other costs of defense.

         (c) All required insurance shall be with insurers approved by Landlord which approval shall not be unreasonably withheld or delayed. All policies (other than medical malpractice insurance if any is maintained by Tenant) shall name Landlord and Tenant as beneficiary as their respective interests may appear. All policies shall provide that notwithstanding any act or negligence of Tenant which might otherwise result in a forfeiture, such policies shall not be canceled without at least thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with a copy of all such policies or a certificate that such policies are in effect.

         (d) In the event Landlord for its own account shall obtain (i) public liability insurance for personal injury, death or property damage with respect to liability that may accrue in or about the Building, or (ii) workmen's compensation and builder's risk insurance, then Tenant, in addition to its other obligations under this Section 10.3, shall pay, as Additional Rent, Tenant's Proportionate Share of the cost of such insurance monthly. It is agreed that Tenant's Proportionate Share of the above shall remain fixed during the Term of the Lease in accordance with Exhibit C.

         10.4 Revision of Insurance Coverage.

         (a) Every third year during the Term of this Lease (the "Review Date"), the parties shall review whether the insurance minimums stated in Section 10.3 provide for sound and prudent coverage in relation to liability risks as of each such date. On each Review Date the Landlord, after consulting with Tenant, may require an increase in scope, amount and nature of coverage and Tenant shall, upon receipt of written demand of Landlord, obtain and maintain henceforth appropriate insurance coverage as mandated by Landlord. If within thirty (30) days following written notice to Tenant to modify or increase the scope, amount or nature of insurance coverages, the Tenant fails to comply with the request of the Landlord, the Landlord may procure the required insurance and charge the cost hereof to Tenant as Additional Rent.

         (b) Within thirty (30) days following establishment by Landlord of any required adjustment in insurance coverage, Tenant shall forward to Landlord certificates of insurance indicating that insurance in no less than the required amounts is in full force and effect.

         10.5 Waiver of Subrogation. Landlord and Tenant waive all right of recovery by way of subrogation, each against the other, from any and all claims for loss by fire or any of the casualties covered by standard extended insurance coverage. If any additional change or increase in premium is made by the insurer because of the waiver of subrogation, the party in whose favor the waiver is obtained shall pay such additional charge or increase in premium. If such waiver of the right of subrogation is not available from the insurers of either party, then this Section 10.5 shall have no effect.

                                  ARTICLE XI

                                Eminent Domain

         11.1 Total Taking. If (a) the entire Leased Premises (b) or such other part or all of the remainder of the Building thereby rendering the Building unsuitable in the judgment of Landlord for its intended purpose, be taken under the power of eminent domain or by purchase in place thereof (herein together called "Eminent Domain"), this Lease shall terminate as of the date possession is taken. Tenant shall immediately vacate the Leased Premises and shall have no further right or claim against Landlord.

         11.2 Partial Taking. If any portion of the Leased Premises shall be taken under the power of Eminent Domain, and the portion not so taken would not, in the reasonable judgment of Landlord, be adequate for the continued operation of the Tenant's use of the Leased Premises either unrestored or restored, or if Landlord deems such restoration to be impractical, Landlord may terminate this Lease upon notice to Tenant so long as such notice is given within 120 days of the taking. If this Lease is not terminated pursuant to this Section 11.2, Landlord immediately following the taking, but solely to the extent of condemnation proceeds made available to Landlord, shall proceed to restore such part of the Leased Premises as is not taken to as near the former condition of the original Leased Premises (less all signs, trade fixtures, improvements, furniture, and other installations and property installed by Tenant) as the circumstances will permit, and Tenant shall continue (except as hereafter provided) to pay Base Rent and Additional Rent in full and to utilize the Leased Premises for the operation of its business after restoration. Immediately following the taking and until such time as the restoration is complete, Rent shall abate proportionally in relation to that part of the Leased Premises which has been taken.

         11.3 Damages. All damages awarded for any such taking under the power of Eminent Domain shall be paid to the Landlord, except for damages related to Tenant's permanent non-removable fixtures installed into the Leased Premises at the cost of Tenant and any award relating to relocation expenses for the Tenant.

         11.4 Rent. If this Lease is terminated as provided in this Article XI, all Base Rent and Additional Rent shall be paid up to the date that possession is taken by the condemning authority, and Landlord shall make a proportional refund to Tenant of any Base Rent, Additional Rent or other amounts paid by Tenant which are applicable to any period after that date and not yet earned.

         11.5 Taking of All or Part of Common Areas. If all or such part of the common areas or parking lot serving the Building are taken by Eminent Domain to the extent that the Leased Premises are no longer suitable for the continued use thereof by Tenant for the purposes set forth in Section 4.2, or access to the Leased Premises is made impossible by a taking under Eminent Domain, the Tenant may, by giving thirty (30) days written notice to Landlord, terminate this Lease as of the date possession is taken.

                                 ARTICLE XII

                            Damage and Destruction

         12.1 Restoration of Damaged or Destroyed Leased Premises.

         (a) If the Leased Premises, or any other portion of the Building, shall, through no fault of Tenant or Tenant's Agents, be damaged by fire, the elements, unavoidable accident or other casualty, but the Leased Premises are not thereby rendered untenantable, Landlord shall promptly cause such damage to be repaired but only to the extent of insurance proceeds made available to Landlord.

         (b) If by reason of such occurrence the Leased Premises shall be rendered wholly untenantable, Landlord shall promptly but solely from insurance proceeds made available to Landlord cause such damage to be repaired, unless within one hundred twenty (120) days after such occurrence Landlord shall give Tenant written notice that it has elected not to reconstruct the destroyed premises, in which event this Lease and the tenancy hereby created shall cease as of the date of such occurrence, and the rental and all other sums paid Landlord by Tenant hereunder shall be adjusted as of such date.

         (c) Any repair or reconstruction performed by Landlord pursuant to this Section shall not include any signs, trade fixtures, improvements, equipment, furniture, or other installations and property maintained or installed by Tenant. Such items shall be restored or replaced by Tenant at Tenant's sole cost and expense.

         (d) All of the above notwithstanding, if Landlord, in its absolute discretion, shall desire, within a reasonable time, not to exceed one hundred twenty (120) days, after the occurrence of any such accident or casualty rendering fifty percent (50%) or more of the Building untenantable (even though the Leased Premises may not have been affected by such accident or casualty), to demolish or not restore the Building, then, upon written notice from Landlord to Tenant, this Lease shall terminate on a date to be specified in such notice, but not less than 120 days from the date of such notice, and all Rent and other sums payable hereunder shall be adjusted as of the time of the occurrence of any such accident or casualty.

         12.2 No Abatement. Tenant shall not be entitled to any abatement or diminution of Rent during any period because of any casualty damage. Tenant at all times shall maintain business interruption insurance with respect to the business operated on the Lease Premises and Rent abatement insurance in such amounts and for such period of time as the Landlord shall require.

                                 ARTICLE XIII

                              Default by Tenant

         13.1 Tenant's Default. If Tenant (a) shall fail to pay any Base Rent or Additional Rent or other sum of money due hereunder within ten (10) days of the date the same was first due, (b) shall breach the use restrictions set forth in
Section 4.2 hereof and such default shall continue beyond a period of five (5) days after Landlord has provided notice to Tenant of such default, (c) shall fail to perform any other of the terms, conditions, or covenants of this Lease to be observed or performed by Tenant for thirty (30) days after written notice of such default shall have been mailed to Tenant, unless such default is of a nature that it cannot practically be cured within such thirty (30) day period and Tenant is proceeding with due diligence and in a continuous manner to cure such default, or (d) shall abandon the Leased Premises, then in any such event at Landlord's option and without limiting Landlord in the exercise of any other right or remedy Landlord may have in law or equity on account of such default, and without any further demand or notice, Landlord may take any or all of the following actions:

         (1) Landlord may re-enter the Leased Premises, take possession of all improvements, additions, alterations, equipment and fixtures thereon, eject all parties in possession thereof therefrom, and, without terminating this Lease, at any time and from time to time relet the Leased Premises or any part or parts thereof for the account of Tenant or otherwise, receive and collect the Rents therefore, applying the Rents first to the payment of such reasonable expense as Landlord may have paid, assumed or incurred in recovering possession of the Leased Premises, including costs, expenses and attorneys' fees, and in placing the Leased Premises in good order and condition or preparing or altering the same for reletting, and all other reasonable expenses, commission and charges paid, assumed or incurred by Landlord in or in connection with reletting the Leased Premises, and then to the fulfillment of the covenants of Tenant. Any such reletting may be for the remainder of the Term of this Lease or for a longer or shorter period. Landlord may execute any Lease made pursuant to the terms hereof either in Landlord's name or in the name of Tenant, as Landlord may see fit, and the subtenant therein shall be under no obligation whatsoever for the application by Landlord of any Rent collected by Landlord from such subtenant to any and all sums, due and owing or which may become due and owing under the provisions of this Lease. Tenant shall not have any right or authority to collect any Rent from any subtenant. In any case and whether or not the Leased Premises or any part thereof be relet, Tenant shall pay to Landlord all sums required to be paid by Tenant up to the time of re-entry by Landlord. Thereafter Tenant, if required by Landlord, shall pay to Landlord, until the end of the Term of this Lease, the equivalent of the amount of all Base Rent and Additional Rent and other charges required to be paid by Tenant under the terms of this Lease, less the proceeds of such reletting during the Term of this Lease, if any, after payment of the expenses of Landlord. Such Rent shall be due and payable on the several Rent days herein specified, and Landlord need not wait until the termination of this Lease to recover any Base Rent or Additional Rent by legal action or otherwise. Re-entry by Landlord shall not constitute an election to terminate this Lease unless Landlord gives Tenant notice of Landlord's election to terminate.

         (2) Landlord may declare this Lease at an end, re-enter the Leased Premises with or without process of law, eject all parties in possession thereof therefrom and repossess and enjoy the Leased Premises together with all improvements thereto, and Landlord shall thereupon be entitled to recover from

Tenant the present value, at the time of such termination, of the amount of Base Rent, Additional Rent and charges payable by Tenant to Landlord hereunder for the balance of the Term. For the purpose of this subparagraph (2), the current Impositions and contributions to expenses and other items paid by Tenant shall be projected over the term of the Lease.

         (3) Landlord may perfect and otherwise enforce a lien, which Tenant hereby grants Landlord on all personal property, fixtures and trade fixtures of Tenant, presently existing or subsequently acquired, except financed equipment, placed in the Leased Premises or the Building by or for the benefit of Tenant. Landlord may, without notice and without liability to Tenant or other party, sell such personalty at public or private sale with the proceeds being applied to amounts owed by Tenant and toward damages resulting from Tenant's breach of this Lease.

         13.2 Remedies Not Exclusive; No Waiver. The remedies of Landlord set forth in this Lease are cumulative and are in addition to and not exclusive of any other remedy of Landlord herein given or which may be permitted by law, and if any breach or threatened breach by Tenant of this Lease occurs, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed by law or in equity or by statute or otherwise in addition to rights set forth in this Lease. Tenant shall permit any re-entry as provided for in this Article XIII without hindrance to Landlord, and Landlord shall not be liable in damages or guilty of trespass because of such re-entry. The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease or to exercise any option contained herein, shall not be construed as a waiver or a relinquishment for the future of such covenant or option. A receipt by Landlord of Base Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. If Tenant fails to make any payments when due and payable as provided in this Lease and Landlord sends notice to Tenant more than twice in any one calendar year, then Tenant shall be deemed in default, and Landlord shall have all rights and remedies provided in this Lease for a default by Tenant.

         13.3 Cure by Landlord. If Tenant at any time defaults in making any payment or in performing any other obligation under this Lease within the time required allowing notice, Landlord may cure such default by payment of the amount due or performance of such obligation and Landlord may collect from Tenant as Additional Rent the costs thereof, together with interest at the rate of fifteen per cent (15%) per annum from the date of payment until reimbursement by Tenant.

                                 ARTICLE XIV

                                  Bankruptcy

         14.1 Effect of Bankruptcy or Other Proceedings. If at any time any bankruptcy or any reorganization proceeding is instituted by or against Tenant either in the State or Federal Courts, or if a receiver is appointed under any bankruptcy or insolvency laws, for its business or property on or in the Leased Premises, or if any lien is assessed against Tenant or its property on or in the Leased Premises, or if Tenant shall make an assignment for the benefit of creditors or voluntarily or involuntarily take advantage of any debtor relief proceedings under present or future law, Landlord, in addition to any other remedies provided Landlord in the event of Tenant's default as set forth in this Lease or under any applicable law, shall have the option, to be exercised by written notice given to Tenant, to declare this Lease terminated at any time after the expiration of twenty (20) days following the commencement of such proceeding or the assertion of such lien, unless the proceeding is dismissed or the lien discharged and unless all payments of Base Rent and Additional Rent and other payments required by this Lease to be made by Tenant to Landlord are paid promptly during such period of twenty (20) days. Landlord shall under no circumstances be required to permit a receiver or any person claiming through or under Tenant to retain possession of the Leased Premises. Landlord need not lease the Leased Premises to such receiver or person, and Landlord shall be enabled to immediate possession of the Leased Premises. Any repossession or termination hereunder shall not operate in any way to prejudice or affect the right of Landlord for recovery of Base Rent and Additional Rent or other charges theretofore accrued, thereafter accruing or to any other damages, nor shall any such termination or repossession ever be construed as a waiver of or an election not to claim future damages on account of such breach, but all such damages, including all future rentals, shall be fully recoverable by Landlord.

         14.2  Federal Bankruptcy Laws.

         (a) In case any of the foregoing provisions are unenforceable or invalid under the Bankruptcy Laws of the United States or the insolvency laws or laws for the relief of debtors of any state or territory, the remaining provisions of Article XIV shall not be affected thereby, but shall remain in full force and effect.

         (b) No trustee, interim trustee, debtor in possession, debtor engaged in business, no custodian, receiver or assignee, or any fiduciary by whatever name, in dominion, control, custody or title, acting under the purported authority of any law, may assume or assign this Lease without the prior written consent of Landlord unless all requirements of the Bankruptcy Laws of the United States are fully satisfied. Such requirements, in the event of a proceeding under 11 U.S.C. include Section 365(b)(1)(A), (B) and (C), (b)(3)(A),
(B) and (C), (b)(4) and (f)(2)(A) and (B), as the same may be amended from time to time.

         (c) If the property of Tenant is under administration pursuant to the provisions of 11 U.S.C. Section 101 et seq., then no claim of Landlord for failure or refusal of Tenant to perform the covenants of this Lease shall exceed amounts allowable under 11 U.S.C. Section 502(b)(7)(A) and (B), together with any other amounts allowable to Landlord under other provisions of 11 U.S.C. or interpretations thereof.

         14.3 Bankruptcy of Partner of Tenant. If Tenant is a partnership, a bankruptcy or reorganization proceeding instituted by or against one or more of the partners of Tenant shall not constitute a bankruptcy or reorganization proceeding by or against Tenant allowing Landlord to declare the Lease terminated within the meaning of this Article XIV, so long as no bankruptcy or reorganization proceeding has been instituted by or against all of the general partners of the Tenant.

                                  ARTICLE XV

                                Miscellaneous

         15.1 Recording. Landlord reserves the right at any time to require this Lease, or a short form thereof, to be recorded at Landlord's expense among the Land Records of Harford County, Maryland.

         15.2 Estoppel Certificates. Tenant agrees at reasonable intervals and from time to time upon not less than five (5) days prior written notice from Landlord to execute, acknowledge and deliver a statement in writing certifying

(i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) the dates to which the Rent and other charges have been paid in advance, if any, and (iii) stating whether or not to the best knowledge of Tenant and its authorized representative signing such certificate the Tenant is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge. Tenant acknowledges that any such statement delivered under this Lease may be relied upon by third parties not a party to this Lease. Failure by the Tenant to respond to a request made pursuant to this Section within fourteen (14) days shall operate as a conclusive presumption that the Landlord is not in default of any covenant of this Lease and that it is unmodified except as the Landlord may otherwise indicate.

         15.3 Right to Enter. Landlord and its agents shall have the right to enter the Leased Premises at all reasonable hours, and at any time if any emergency exists, to examine the Leased Premises, or to make such repairs and alterations as shall be reasonably necessary for the safety and preservation of the Leased Premises, or during the last six (6) months of the Term to show both the interior and exterior of the Leased Premises to prospective tenants or purchasers and to place "For Rent" signs thereon. Landlord shall use its best efforts to minimize any interference with Tenant's operations which may be caused by the entrance upon the Leased Premises by Landlord or Landlord's Agents.

         15.4 Conditions and Termination.

         (a) At Landlord's option this Lease shall become void and all parties shall be relieved of all obligations imposed hereunder if Landlord has not completed construction of the improvements within thirty (30) days of the current tenant vacating the Leased Premises (the "Completion Date").

         (b) If this Lease is terminated by Landlord pursuant to this Section 15.4, Landlord shall refund to Tenant the amount of all security deposits and advance Rent made by Tenant to Landlord under this Lease.

         15.5 Laws of Maryland. This Lease shall be construed and applied in accordance with the laws of the State of Maryland.

         15.6 Severability. Any provision or provisions of this Lease which shall prove to be invalid, void, or illegal shall in no way affect or impair or invalidate any other provision, and the remaining provisions shall remain in full force and effect.

         15.7 Headings. The headings of the various Articles and Sections of this Lease are inserted for reference only and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Lease.

         15.8 Notices. Any notice, request, demand, approval, or consent to be given under this Lease shall be in writing and shall be deemed to have been received when mailed by United States, registered or certified mail, postage prepaid, addressed to the other party at the addresses set forth in Section 1.2(s) of this Lease, or if to the Tenant, at the Leased Premises after the Tenant has occupied the Leased Premises. Either party may at any time change its address by mailing a notice, as specified in this Section 15.8, that such change is desired and setting forth the new address.

         15.9 Force Majeure. In no event shall Landlord be liable for, nor shall Tenant have the right to terminate this Lease for, delays in the prosecution of Landlord's share of construction, or the performance by Landlord of any other matters hereunder, beyond Landlord's control ("Force Majeure"), including (but not limited to) delays caused directly or indirectly by strikes, lockouts, the unavailability of labor or materials, Acts of God, acts of any Federal, State, or local governmental agency or authority, war, insurrecton, rebellion, riot, civil disorder, fire, explosion, windstorm, hail, snow, extreme cold, rain, flood, damage from aircraft, vehicles, or smoke, or by any other casualty of a substantial enough nature to cause delay. Landlord shall use its best efforts to satisfy its obligations hereunder as soon as possible after the Force Majeure have terminated.

         15.10 Successors. This Lease shall be binding upon and inure to the benefit, as the case may require, of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

         15.11 Subordination. This Lease shall be subject to and subordinate at all times to the lien of any Mortgages now or hereafter made by Landlord on the Leased Premises and to all advances made or hereafter to be made thereunder; provided, however, that such Mortgages shall provide that, notwithstanding any default under such Mortgages, if Tenant is not in default hereunder, Tenant may remain on the Leased Premises undisturbed. Although this subordination provision shall be self-operative and no further instrument of subordination shall be required, Tenant shall, nevertheless, execute and deliver such further instruments confirming such subordination or status of this Lease as may be required by the Landlord for financing or refinancing the Leased Premises. Tenant will execute an attornment instrument and attorn to any Mortgagee (under a Mortgage which contains the aforementioned nondisturbance provision) or to any successor in interest of Landlord, and become its Tenant on the same terms and covenants of this Lease for the unexpired portion of the Term.

         15.12 Assignment of Landlord's Interest. If Landlord should ever assign this Lease or the Rents hereunder to a creditor as security for a debt or otherwise, Tenant shall, after notice of such assignment and upon demand by Landlord or the assignee, pay all sums hereafter becoming due Landlord hereunder to the assignee and give all notices required to be given Landlord hereunder both to Landlord and the assignee. In the event of such assignment of this Lease or the Rents hereunder, the Landlord shall use its best efforts to obtain a nondisturbance agreement from its assignee.

         15.13 Transfer by Landlord. If Landlord sells, leases or in any manner transfers title to the Building, including foreclosure sale by judicial proceeding or otherwise, the Landlord shall be relieved of all covenants and obligations arising hereunder, provided the Landlord is not then in default hereunder. Tenant agrees that it will upon request, attorn to and acknowledge such transferee, provided such transferee has assumed prospectively all of Landlord's covenants and obligations hereunder, and Tenant shall continue to perform all of the terms, covenants, and conditions, and obligations of this Lease.

         15.14 Time of Essence. Time is of the essence in all of the provisions of this Lease.

         15.15 Holding Over. If Tenant holds possession of the Leased Premises after the termination of this Lease without Landlord's express permission, Tenant shall become a tenant from month to month at two times the Rent specified herein and upon all other terms herein until Landlord shall terminate such tenancy or until this Lease is terminated by Tenant upon at least thirty (30) days' prior notice to Landlord of Tenant's election to terminate.

         15.16 Joint and Several Liability. In the event that two (2) or more parties shall sign this Lease as Tenant, the liability of each such party to pay Base Rent and Additional Rent and perform all other covenants of this Lease shall be joint and several. In the event that the Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be personal and joint and several.

         15.17 No Discrimination. Landlord requires the Building be operated in such a manner so that all tenants, and their customers, employees, licensees and invitees shall have an equal opportunity to obtain all the goods, services, accommodations, advantages, facilities and privileges of the Building without discrimination because of race, creed, color, sex, age, national origin or ancestry. Tenant agrees not to discriminate in the conduct and operation of its business in the Leased Premises against any person or group of persons because of the race, creed, color, sex, age, national origin or ancestry of such person or group of persons.

         15.18 Integration of Agreements. This writing is intended by the parties as a final expression of their agreement and is a complete and exclusive statement of its terms, and all negotiations, considerations and representations between the parties are incorporated. No course of prior dealings between the parties or their affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence to, a course of performance rendered under this Lease or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms or covenants of this Lease. Other than as specifically set forth in the Lease, no representations, understandings, or agreements have been made or relied upon in the making of this Lease. This Lease can only be modified in writing signed by each of the parties hereto.

         15.19 Third Party Beneficiary. Nothing contained in this Lease shall be construed as to confer upon any other party the rights of a third party beneficiary, except as may be otherwise specifically provided for herein.

         15.20 Real Estate Broker.  Landlord and Tenant each warrants to the other that no real estate broker or any other party other than RKS Realty, Inc. has participated in bringing about this Lease and each agrees to hold the other harmless and indemnify the other from all claims of others arising out of the negotiation or entering into of this Lease.

         15.21 Effective Date of this Lease. All terms, conditions, and covenants by Tenant contained in this Lease shall be effective as of delivery of an executed copy of this Lease by Landlord to Tenant, except the covenant to pay Base Rent and Additional Rent, which shall be effective on the Commencement Date.

         15.22 Variation in Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

WITNESS:                                 LANDLORD:

                                         LAMBDIN DEVELOMENT COMPANY


___________________________              By: ________________________ (SEAL)
                                             James Lambdin, President


                                         TENANT:

                                         ALCORE, INC.



___________________________              By: __________________________ (SEAL)

                              LIST OF EXHIBITS
                              ----------------

               EXHIBIT A                Floor Plan of Building

               EXHIBIT B                Tenant's Plans

               EXHIBIT C                Rent Schedule

               EXHIBIT D                Insurance Policies

               EXHIBIT E                Rules and Regulations

               EXHIBIT F                Common Area Expenses - Budget

                                  EXHIBIT B

                                TENANT'S PLANS

I. To be provided by Landlord at no cost to Tenant.

     Tenant agrees to take space in as is condition and has use of the moveable partitions.


II. To be provided by Landlord at cost of Tenant.


III. To be provided by Tenant - at Tenant's Cost.

                                  EXHIBIT C

                                 RENTAL RATES


                           Impositions,
                           Building                               Rent
Year of        Annual      Expenses &      Annual     Monthly     Per Square
Lease          Base Rent*  Insurance**   Total Rent   Payment     Foot
------------------------------------------------------------------------------
1              $18,976.76  $5,095.24     $24,072.00   $2,006.00   $12.00
2 Option Year  $18,976.76  $5,095.24     $24,072.00   $2,006.00   $12.00
3 Option Year  $20,982.80  $5,095.24     $26,078.04   $2,173.17   $13.00
4 Option Year  $22,988.72  $5,095.24     $28,083.96   $2,340.33   $14.00
5 Option Year  $24,994.76  $5,095.24     $30,090.00   $2,507.50   $15.00

 * Pursuant to Section 1.2(c) and Section 3.1 hereof.
** Pursuant to Sections 3.2, 3.4, 3.10, 10.1 and 10.3 hereof.

It is agreed that Tenant's Proportionate Share of Expense Pass-Throughs including Impositions, Building Expenses and Insurance shall remain fixed during the Term of the Lease and the four Option Years. However, Tenant shall be responsible for its Proportionate Share of Utility Costs as described in
Section 3.3. For the first year, the estimated Utility Cost for those utilities which are not separately metered is Six Hundred Sixty Dollars $660.00) or Fifty-Five Dollars ($55.00) a month and will be added to and be paid along with Rent each month.

                                  EXHIBIT D

                               TENANT INSURANCE

                              [TO BE COMPLETED]

I.    Casualty Insurance - Tenants Property [under Section 10.3(b)].

                      Amount of
Insurer               Coverage              Term           Insureds
-------               ---------             ----           --------

II.   Public Liability Insurance [under Section 10.3(b)].

                      Amount of
Insurer               Coverage              Term           Insureds
-------               ---------             ----           --------

III.  Tenants Rent Interruption Insurance [under Section 12.2]

                      Amount of
Insurer               Coverage              Term           Insureds
-------               ---------             ----           --------

                                  EXHIBIT D

                            RULES AND REGULATIONS

         1. The sidewalks, halls, passages, and stairways shall not be obstructed by any of the tenants or used by them for any other purpose than for ingress and egress from and to their respective offices. The halls, passages, stairways and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence, in the judgment of Landlord or its employees, shall be prejudicial to the safety, character, reputation and interest of the building and its Tenants. No tenant or employee or invitee of any tenant, shall go upon the roofs of said building without the written consent of Landlord or its agents nor use the corridors other than those provided for the portion of the building in which the leased premises are located. In case of invasion, mob riot, public excitement or other commotion, Landlord reserves the right to prevent access to the building during the continuance of the same by closing the doors or otherwise for the safety of tenants and the protection of property in said building. During other than business hours access to the building may also be refused unless the person seeking admission is known by the watchman in charge to have the right to enter demised premises therein or is properly identified and the production of a key to such demised premises may in addition be required, provided that Landlord shall in no case be liable in damages for the admission or exclusion of any person from said building.

         2. The floors, windows, doors and transoms that reflect or admit into passage-ways or into any place in said building shall not be covered or obstructed by any of the tenants. The tenant's toilet room and water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes, chemicals, or other unsuitable substance, shall be thrown therein. Any damage resulting from such misuse or abuse shall be borne and immediately paid by the tenant by whom employees or invitees it shall be cause.

         3. Nothing shall be placed on the outside of the building, or of the windows, window-sills or projections.

         4. No sign, advertisement, or notice shall be inscribed, painted or affixed on any part of the outside or inside of said building unless of such color, size and style, and in places upon or in said buildings as shall be first designated by the Landlord and endorsed hereon. A sign painter authorized by Landlord will do such work at tenant's expenses. A directory, in a conspicuous place on the first floor, will be provided by the Landlord, on which the names of tenants will be placed by the Landlord.

         5. Each tenant, upon the termination of his lease, must surrender all keys of rooms and safes.

         6. No tenant shall do or permit anything to be done in said premises, or bring or keep anything therein which will in any way increase the rate of fire insurance on said building, or on property kept therein, or obstruct or interfere with the right of other tenants, or in any other way injure or annoy them or conflict with the laws relating to fires, or with the regulations of the

Fire Department, or with any insurance policy upon said building or any part thereof, or conflict with any of the rules and ordinances of the Board of Health. The use of rooms as sleeping apartments is prohibited.

         7. The Landlord shall in all cases retain the right to prescribe the weight and proper position of safes, and all damage done to the building by taking in or putting out a safe, or during the time it is in or on the premises shall be made good and immediately paid by the tenant, and no safe shall be put or hoisted in any part of said building. Tenants shall notify the Building Manager of the weight of the safe, and arrange with him as to time for receiving or delivering the same. Safes must be removed upon termination of the lease.

         8. The Landlord or its agents shall have the right to enter any premises at reasonable hours in the day or night to examine the same or to make such repairs, additions and alterations as it shall deem necessary for the safety, improvement, preservation or restoration of said building, or for the safety or convenience of the occupants thereof and also to exhibit the said premises to be let.

         9. Tenants, and their employees or invitees, shall not make or commit any improper noises, or disturbances of any kind in the building or mark or defile the building, or interfere in any way with the other tenants or those having business with them. Tenants shall be liable for all damages done to the building by their employees.

         10. No carpet, rug or other article shall be hung or shaken out of any window, and nothing shall be thrown or allowed to drop by the tenants, or their employees out of the windows or doors or down the passages or skylight of the building, and no Tenant shall sweep or throw, or permit to be swept or thrown from the leased premises, any dirt or other substances into any of the corridors, halls, or stairways of said building, or into the light-shaft thereof, or any adjoining building or roof.

         11. No animals shall be kept in or about the premises.

         12. If tenants desire to introduce signaling, telegraphic, telephonic or other wires and instruments, the Landlord will direct the electricians as to where and how the same are to be placed, and without such direction no placing, boring or cutting for wires will be permitted. Landlord shall in all cases retain the right to require the placing and using of such electrical protecting devices to prevent the transmission of excessive currents of electricity into or through the building and to require the changing of wires and of their placing and arrangement as Landlord may deem necessary, and further, to require compliance on the part of all using or seeking access to such wires, with such rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements and rules, Landlord shall have the right to immediately cut and prevent the use of such wires.

         13. Tenants shall not use or keep in the building any explosives, kerosene, camphene, burning fluid or other illuminating materials.

         14. The heating or air-conditioning apparatus must not be removed or disturbed in any way nor shall articles be fastened to or holes drilled or nails or screws driven into walls or partitions, nor shall the walls or partitions be painted, papered or othewise covered, or in any way marked or broken, nor shall any attachments be made to the electric lighting wires of the building for the running of electric fans or motors, or other purposes, nor will machinery of any kind be allowed to be operated on the premises nor shall any tenant use any other method or heating or air-conditioning than that provided by Landlord, without the written consent of the Landlord. Tenants desiring to put in telephone will notify the Landlord, who will designate where the same shall be placed.

         15. The Landlord reserves the right to rescind any of these rules and to make such other and further reasonable rules and regulations as, in Landlord's judgment may from time to time be needful for the safety, care and cleanliness of the premises, and for the preservation of good order therein, which, when so made, and notice thereof given to the Tenant, shall have the same force and effect as if originally made a part of the foregoing lease; and such other and further rules, not however, to be inconsistent with the proper and rightful enjoyment by the Tenant under the foregoing lease of the premises therein referred to.

         16. Canvassing, soliciting and peddling on the Property are prohibited. Tenant shall cooperate to prevent such activity.

                                                                       EXHIBIT F

                       COMMON AREA MAINTENANCE EXPENSES
                       --------------------------------

                         LAMBDIN DEVELOPMENT COMPANY
                             1250 BRASS MILL ROAD
                              BELCAMP, MD 21017

                     1996 COMMON AREA MAINTENANCE BUDGET


CATEGORY                               ANNUAL       MONTHLY        PER SQ. FOOT
--------                               ------       -------        ------------

Janitorial                           $ 1,680.00    $  140.00           $0.17
Trash Removal                          1,080.00        90.00            0.11
Mowing & Landscaping                   1,860.00       155.00            0.19
Snow Removal                             108.00         9.00            0.01
Service, Repairs & Maintenance         1,008.00        84.00            0.11
Supplies & Materials                     240.00        20.00            0.02
Gas & Electric                         1,980.00       165.00            0.21
Water & Sewer                          1,200.00       100.00            0.12
Legal & Accounting                     1,008.00        84.00            0.11
Miscellaneous                            108.00         9.00            0.01
Business Park Fees & Reserves          1,008.00        84.00            0.11
Real Estate Taxes                      9,876.00       823.00            1.23
Insurance                              1,224.00       102.00            0.13
                                     ----------    ---------           -----
  Subtotal                           $22,380.00    $1,865.00           $2.33

  Management Fee                       5,196.00       433.00            0.54
                                     ----------    ---------           -----

  TOTAL                              $27,576.00    $2,298.00           $2.87
                                     ==========    =========           =====